UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Whitney Holding Corporation

  (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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Important Notice Regarding the Availability of
Proxy Materials for the Special Shareholder Meeting of
Whitney Holding Corporation
To Be Held:
On Wednesday, December 17, 2008, at 11:00 a.m.
In the Board Room of Whitney National Bank located on the Second Floor at
228 St. Charles Avenue, New Orleans, Louisiana
Proxy Materials
The following documents are available on our website at www.whitneybank.com. You can find these documents by clicking on “Investor Relations, Financial Information, Annual Reports and Financials.”
•	Notice of Special Meeting of Shareholders and Proxy Statement

•	Form of proxy card

•	2007 Summary Annual Report

•	Annual Report on Form 10-K for the period ending December 31, 2007

•	Quarterly Report on Form 10-Q for the period ending September 30, 2008

•	Important Notice Regarding the Availability of Proxy Materials
You can request copies of the documents relating to our annual report or documents relating to any future annual or special shareholder meetings free of charge by:
•	Mailing a request to Mrs. Shirley N. Fremin, Manager, Shareholder Services, Whitney Holding Corporation, P.O. Box 61260, New Orleans, LA 70161

•	Calling (504) 586-3627 or toll free (800) 347-7272, ext. 3627;

•	Sending an E-mail to investor.relations@whitneybank.com; or

•	Clicking on “Investor Relations, Material Request” on our website at www.whitneybank.com.
Matters To Be Voted On
There are two proposals scheduled to be voted on at the special shareholder meeting:
1.	amending the charter to authorize the issuance of up to 20 million shares of preferred stock; and

2.	amending the charter to increase the number of authorized shares of common stock from 100 million to 200 million.
The Board of Directors recommends a vote “FOR” proposals 1 and 2.
Directions To Special Meeting
To obtain directions to Whitney National Bank to attend the meeting and vote in person, please contact Shareholder Services by phone at (504) 586-3627 or toll free (800) 347-7272, ext. 3627, or by email at investor.relations@whitneybank.com.